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                                                                    Exhibit 4.1


                               CERES GROUP, INC.

                       2000 EMPLOYEE STOCK PURCHASE PLAN

                           (ADOPTED FEBRUARY 4, 2000)

         1. PURPOSE. The purpose of this Plan is to advance the interests of CERES GROUP, INC., a Delaware corporation (the "Company"), and its affiliated companies by providing their employees with an opportunity to acquire a proprietary interest in the Company through the purchase of stock of the Company. It is the intention of the Company to have this Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of this Plan will, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

         2. DEFINITIONS. As used herein, the following terms will have the meaning indicated:

             (a) "Account" will mean the funds accumulated with respect to an individual Employee as a result of deductions from his or her Compensation as provided under and for purposes of this Plan. The funds allocated to an Employee's Account will remain the property of the Employee at all times but may be commingled with the general funds of the Company.

             (b) "Affiliated Company" will mean any parent or subsidiary corporation of the Company, as defined in Code Sections 424(e) and (f). For the purposes of this Plan, an "Affiliated Company" will include any limited liability company of which the Company or another Affiliated Company is the sole member.

             (c) "Board" will mean the Board of Directors of the Company.

             (d) "Code" will mean the Internal Revenue Code of 1986, as amended.

             (e) "Compensation" will mean the total cash remuneration (before taxes) which a Participant receives during an Offering as salary or wages, including overtime pay, bonuses, holiday pay, vacation pay, sickpay and short-term disability payments (and grossed up to reflect salary deferrals under any Code Section 401(k) retirement plan or Code Section 125 cafeteria plan) and excluding all other forms of non-cash remuneration such as payments under this or any other form of equity or fringe benefit programs and compensation attributable to the vesting of any restricted stock or exercise of a stock option.

             (f) "Commencement Date" will have the meaning assigned to it in
Section 4 of this Plan.

             (g) "Committee" will mean any compensation committee appointed by the Board pursuant to Section 17 hereof or, if not appointed, the full Board.

             (h) "Common Stock" will mean the Company's shares of common stock, par value $0.001 per share.





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             (i) "Director" will mean a member of the Board.

             (j) "Disability" will mean permanent and total disability as defined in Code Section 22(e)(3).

             (k) "Disposition" will have the meaning assigned to it in Section 10(c) of this Plan.

             (l) "Effective Date" will mean May 1, 2000.

             (m) "Employee" will mean any person, including, but not limited to, an officer, who is customarily employed by the Company or any Affiliated Company for more than 20 hours per week but shall not include temporary employees.

             (n) "Enrollment Agreement" will have the meaning assigned to it in
Section 5 of this Plan.

             (o) "Enrollment Date" will mean the last business day prior to 15 days before the Commencement Date of each Offering.

             (p) "Exercise Date" will mean the last business day of a particular Offering.

             (q) "Fair Market Value" of a Share on any date of reference will be the "Closing Price" (as defined below) of the Common Stock on the business day immediately preceding such date. For the purpose of determining Fair Market Value, the "Closing Price" of the Common Stock on any business day will be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of Common Stock on such system, or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the ten preceding days. Notwithstanding any provision of this Plan to the contrary, no determination made with respect to the Fair Market Value of the Common Stock subject to an Option shall be inconsistent with Code Section 423.

             (r) "Holding Period" will mean, with respect to Shares purchased by a Participant under this Plan, the period commencing on the date of the purchase of such Shares and ending on the latter of (i) the date two years after the date of the grant of the Option under which such Shares were purchased by the Participant, or (ii) the date one year after the date such Shares were purchased by the Participant.

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             (s) "Offering" will have the meaning assigned to it in Section 4 of this Plan.

             (t) "Offering Date" will mean the Commencement Date of a particular Offering, if such date is a regular business day, or if not a regular business day, the first regular business day following such Commencement Date; provided however, that a different Offering Date may be set by the Committee.

             (u) "Option" (when capitalized) will have the same meaning assigned to it in Section 7 of this Plan.

             (v) "Participant" will have the meaning assigned to it in Section 5 of this Plan.

             (w) "Plan" will mean this 2000 Employee Stock Purchase Plan of the Company.

             (x) "Retirement" is a termination of Participant's employment on or after the first day of the month of Participant's 55th birthday.

             (y) "Rule 16b-3" will mean Rule 16b-3 under the Securities Exchange Act of 1934 or any successor rule to the same effect.

             (z) "Share(s)" will mean a share or shares of the Common Stock.

         3.       ELIGIBILITY.

             (a) Any Employee who will be employed by the Company or any Affiliated Company on the Enrollment Date of an Offering will be eligible to participate in such Offering under this Plan, subject to the limitations imposed by Section 3(b) hereunder.

             (b) Any provision of this Plan to the contrary notwithstanding, no Employee will be granted an Option if, immediately after the grant:

                  (i) such Employee would own Shares, and/or hold outstanding Options to purchase Shares, possessing five percent or more of the total combined voting power or value of all classes of Shares of the Company or of any Affiliated Company (for purposes of determining Share ownership under this paragraph, the constructive ownership rules of Section 424(b) of the Code will apply); or

                  (ii) such Option would permit his or her rights to purchase Shares under all employee stock purchase plans of the Company and any Affiliated Company to accrue at a rate which exceeds $25,000 (determined by the Fair Market Value of the Shares at the time such Option is granted) for each calendar year in which such Option is outstanding at any time, in accordance with Section 423(b)(8) of the Code.

             (c) All eligible Employees shall have the same rights and privileges under the Plan, except that the amount of Shares which may be purchased under Options granted under this

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Plan shall bear a uniform relationship to the Compensation of eligible
Employees. All rules and determinations of the Committee in the administration of the Plan shall be uniformly and consistently applied to all persons in similar circumstances.

             4. OFFERING. There will be separate consecutive six month offerings pursuant to this Plan (each, an "Offering") each commencing on May 1 or November 1, as applicable (each, a "Commencement Date"). (The first Offering commences on May 1, 2000 and ends on October 31, 2000.) If the Plan is terminated, then the Offering in which it is terminated will end on the date immediately preceding the effective date of such termination.

             5. PARTICIPATION. In order to become eligible to purchase Shares under this Plan, an Employee must sign an enrollment agreement (an "Enrollment Agreement"), and any other necessary papers required by the Committee by the Enrollment Date of the particular Offering in which he or she wishes to participate. Upon delivering the Enrollment Agreement to the Company, an Employee will become a participant (a "Participant") with respect to that Offering and each subsequent Offering, unless the Employee delivers a withdrawal notice to the Company pursuant to Section 11 of this Plan. The Enrollment Agreement will permit the Employee to elect to have deductions made from his or her pay to purchase Shares under this Plan. Participation in one Offering under this Plan will neither limit, nor require, participation in any other Offering. Payroll deductions for a Participant will commence on the Offering Date of the particular Offering and will end on the Exercise Date of the Offering. At the termination of each Offering, the Company will automatically re-enroll the Employee in the next Offering, and the balance in the Employee's Account will be used for Option exercises in the new Offering, unless the Employee has advised the Company otherwise or Participant has exceeded the withholding rate specified in Section 3(b)(ii), in which case the balance will be refunded to the Employee. Upon termination of this Plan, the balance of each Employee's Account will be returned to him or her.

             6. PAYROLL DEDUCTIONS. As set forth on the Enrollment Agreement, the Participant will elect to have deductions made from his or her pay on each payday during the Offering at the rate in whole percentages from 1% to 15% of such Participant's Compensation. All payroll deductions made for a Participant will be credited to his or her Account. A Participant may not make any separate cash payments into his or her Account. A Participant may discontinue his or her participation by withdrawing from an Offering as provided in Section 11. Payroll deductions may be increased by a Participant only for a subsequent Offering by providing written notice to the Company in the manner specified by the Committee by the Enrollment Date for such Offering. Payroll deductions may be decreased upon the Participant's written notice to the Company in the manner specified by the Company and will be effective as of the first payroll period for which it is administratively practical to put the decrease into effect.

             7. GRANTING OF OPTION. On the Offering Date of each Offering, a Participant will be granted an Option for as many full Shares as he or she will be able to purchase with the payroll deductions credited to his or her Account during that particular Offering (an "Option"). The purchase price per Share will be the lesser of (i) 85% of the Fair Market Value of a Share on the Offering Date, or (ii) 85% of the Fair Market Value of a Share on the Exercise Date of the Offering (the "Option Price").

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             8. EXERCISE OF OPTION. Unless a Participant withdraws from an
Offering pursuant to Section 11 of this Plan, the Option granted to the Participant on the Offering Date will be deemed to be exercised on the Exercise Date of that Offering and he or she will be deemed to have purchased from the Company such number of whole Shares (plus any fractional interest in a Share) reserved for the purpose of this Plan as the accumulated payroll deductions credited to his or her Account on such date will pay for at the applicable Option Price. Fractional Shares will be carried forward in a Participant's ESPP Broker Account until they equal a whole Share or until termination of such Participant's participation in the Plan, in which event an amount in cash equal to the value of such fractional interest will be paid to the Participant in cash.

             9. EMPLOYEE'S RIGHTS AS A STOCKHOLDER AND EMPLOYEE. No Employee will have any rights as a stockholder of the Company until Shares have been purchased in accordance with the terms and conditions of this Plan and it is agreed and understood that nothing in this Plan is intended to grant to any Employee any right to continued employment by the Company.

             10. EVIDENCE OF STOCK OWNERSHIP.

                  (a) Promptly following the end of each Offering, the number of Shares purchased by each Participant will be deposited into an account established in the Participant's name at a stock brokerage or other financial services firm designated by the Company in its sole discretion (the "ESPP Broker Account"). The monthly fees for the ESPP Broker Account will be paid by the Company. Any broker fees relating to the sale of Shares by a Participant or transfer fees relating to the transfer of the Shares to a brokerage account by a Participant shall be the responsibility of the Participant.

                  (b) The Participant may direct, by written notice to the Company at any time, that his or her ESPP Broker Account be established in the names of the Participant and one other person designated by the Participant, as joint tenants with right of survivorship, tenants in common, or community property, to the extent and in the manner permitted by applicable law.

                  (c) A Participant may undertake the disposition, as that term is defined in Section 424(c) of the Code (a "Disposition"), of the Shares in his or her ESPP Broker Account at any time, whether by sale, exchange, gift, or other transfer of legal title, but in the absence of a Disposition of the Shares, the Shares must remain in the Participant's ESPP Broker Account until the Holding Period has been satisfied. With respect to Shares for which the Holding Period has been satisfied, the Participant may move those Shares to another brokerage account of the Participant's choosing or request that a stock certificate be issued and delivered to him or her. If a stock certificate is issued, an amount in cash equal to the value of a fractional Share in such Participant's account will be paid to such Participant in cash.

                  (d) A Participant who is not subject to payment of U.S. income taxes may move his or her Shares to another brokerage account of his or her choosing or request that a stock certificate be issued and delivered to him at any time, without regard to the satisfaction of the Holding Period. If a stock certificate is issued, an amount in cash equal to the value of a fractional Share in such Participant's account will be paid to such Participant in cash.

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         11.    WITHDRAWAL.

               (a) An Employee may withdraw from an Offering, in whole but not in part, at any time at least 10 days prior to the Exercise Date of such Offering by delivering a written withdrawal notice to the Company, in which event the Company will refund the entire balance of his accumulated payroll deductions credited to his or her Account and no further payroll deductions will be made from his or her pay, except in accordance with the terms and conditions of a new Enrollment Agreement subsequently executed by the Employee (each, a "Withdrawal").

               (b) To re-enter this Plan, an Employee who has previously withdrawn must file a new Enrollment Agreement in accordance with Section 5. The Employee's re-entry into this Plan will not become effective before the beginning of the next Offering following the Withdrawal, and if the withdrawing Employee is an "officer" of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934 he or she may not re-enter this Plan before the beginning of the second Offering following his or her Withdrawal.

               (c) A Participant's Withdrawal will not have any effect upon his or her eligibility to participate in a succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

               (d) Withdrawal shall be deemed to occur with respect to a Participant upon the occurrence of any of the following:

                    (i) VOLUNTARY DISCONTINUANCE WHILE EMPLOYED. A Participant's withdrawal pursuant to Section 11(a).

                    (ii) TERMINATION OF EMPLOYMENT. Unless employment has terminated due to Retirement, Disability or death, a Participant will be deemed to have discontinued participation on the first day of the Offering in which termination of employment occurs and amounts withheld from compensation during the Offering will be refunded without election by the Participant.

                    (iii) RETIREMENT OR DISABILITY. In the event a Participant's employment terminates as a result of Retirement or Participant's Disability during the first three months of an Offering, the Participant will be deemed to have discontinued participation on the first day of the Offering in which Retirement or Participant's Disability occurs and amounts withheld from Compensation during the Offering will be refunded. If Retirement or Participant's Disability occurs during the last three months of the Offering, the Participant will continue to participate through the balance of the Offering in which Retirement or Participant's Disability occurs (without further withholding) unless he or she elects otherwise by providing written notice to the Company in the manner specified by the Committee prior to the Exercise Date in that Offering.

                    (iv) DEATH. In the event the employment of the Participant by the Company or an Affiliated Company terminates as a result of the Participant's death, the Participant will be deemed to participate (without further withholding) through the balance of the Offering in

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which death occurs, unless the executor elects a voluntary discontinuance at least 10 days prior to the Exercise Date in that Offering.

                    (v) LEVY OR ATTACHMENT. The filing with or levying upon the Company or the custodian of any judgment, attachment, garnishee, or other Court order affecting the Participant's Account under this Plan will terminate his or her participation during the time such order remains in effect, with respect to the account.

                    (vi) PLAN TERMINATION/ EXPIRATION. The termination of this Plan by the Company prior to its expiration or its expiration upon allocation of all available shares will terminate his or her participation.

               (e) A Participant's employment shall not be deemed terminated by reason of a transfer to another employer which is the Company or an Affiliated Company. A Participant who has elected participation under the Plan who is absent from work with the Company or with an Affiliated Company because of temporary disability (any disability other than a permanent and total Disability) or who is on leave of absence for a period of less than 90 days shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated employment with the Company or with an Affiliated Company. In the case of a leave of absence which is longer than 90 days, a Participant will not be deemed to have terminated employment until the later of the 91st day of such leave or, if later, such date as the Participant's reemployment rights are not protected by contract or law.

               (f) Upon a Withdrawal from this Plan by a Participant, all withheld amounts in the Account which are attributable to such Participant shall be transferred to such Participant within thirty (30) days of such Withdrawal, except to the extent such withheld amounts are applied to the exercise of an Option as provided above. In no event shall any amounts be withheld from a Participant's Compensation for allocation to such Participant's Account after the date such Participant's employment by the Company or an Affiliated Company shall cease.

               (g) In no event may any Participant's Withdrawal from this Plan be in respect to a portion rather than all of such Participant's Account on such date.

         12. INTEREST. No interest will be paid or allowed on any moneys credited to a Participant's Account.

         13. NUMBER OF SHARES OFFERED. The aggregate number of Shares available for grant as Options pursuant to this Plan and the Ceres Group, Inc. 2000 Agent Stock Purchase Plan is 1,000,000, subject to adjustment as set forth in Section
14. The Committee may, in its sole discretion, specify and limit the total number of Shares offered to all Participants in any specific Offering. Shares granted pursuant to this Plan may either be authorized but unissued Shares, Shares now or hereafter held in the treasury of the Company or Shares purchased on the open market. If the total number of Shares for which Options are to be granted on any date in accordance with Section 7 exceeds the number of Shares then available under this Plan, the Company will make a pro rata allocation of the Shares remaining available in as nearly a uniform manner as will be practicable

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and as it will determine to be equitable. In such event, the payroll deductions to be made pursuant to the authorizations therefor will be reduced accordingly and the Company will give written notice of such reduction to each Participant affected thereby.

         14.  ADJUSTMENT OF SHARES.

              (a) If at any time while this Plan is in effect, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event appropriate adjustment will be made in the maximum number of Shares available for grant under this Plan, so that the same percentage of the Company's issued and outstanding Shares will continue to be subject to this Plan.

              (b) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, will not affect, and no adjustment by reason thereof will be made with respect to the number of or exercise price of Shares then subject to outstanding Options granted under this Plan.

              (c) Without limiting the generality of the foregoing, the existence of outstanding Options granted under this Plan will not affect in any manner the right or power of the Company to make, authorize or consummate: (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, lease, exchange, transfer, assignment or other disposition of all or any part of the assets or business of the Company; or
(vi) any other corporate act or proceeding, whether of a similar character or otherwise.

         15.  TRANSFERABILITY OF RIGHTS UNDER PLAN.

              (a) Neither payroll deductions credited to a Participant's Account nor any rights with regard to the exercise of an Option or the receipt of Shares or other "derivative security" (as that term is used in Rule 16b-3) under this Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant, other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 11. An Option may not be exercised during a Participant's lifetime except by the Participant or, in the event of the Participant's legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law and court supervision.

              (b) Participants in the Plan who wish to avail themselves of the favorable tax benefits of Code Section 423 may not transfer or otherwise dispose of Shares acquired by them or

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on their behalf under this Plan (other than in the case of Participant's death)
until the Holding Period has been satisfied. In the case of any person subject to Section 16 of the Securities Exchange Act of 1934, Shares purchased under this Plan must be held for six months from the Exercise Date in order for the Participant to obtain the benefit of Rule 16b-3.

              (c) Each Employee who receives Shares pursuant to this Plan agrees, by electing to participate, to notify the Company, in writing, immediately before such Participant makes a Disqualifying Disposition of any Shares acquired pursuant to the exercise of an Option under this Plan. A "Disqualifying Disposition" is any disposition (including any sale) of such Shares before the Holding Period has been satisfied. If the Participant has died before such Shares are sold, the Holding Period requirements do not apply and no Disqualifying Disposition can occur thereafter.

         16. ISSUANCE OF SHARES. Notwithstanding any other provision of this Plan, the Company's obligation to sell and deliver Shares under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such Shares. As a condition of any sale or issuance of Shares upon exercise of any Option, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such federal or state securities or other law or regulation including, but not limited to, the following:

              (a) a representation and warranty by the Participant to the Company, at the time any Option is exercised, that he or she is acquiring the Shares to be issued to him or her for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

              (b) a representation, warranty and/or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

         17.  ADMINISTRATION OF THIS PLAN.

              (a) This Plan will be administered by the Committee, which will consist of not less than two Directors, each of whom will be a "disinterested person" within the meaning of Rule 16b-3. The Committee will have all of the powers of the Board with respect to this Plan. The Board may change the membership of the Committee at any time and fill any vacancy occurring in the membership of the Committee by appointment.

              (b) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of this Plan. The Committee's determinations and its interpretation and construction of any provision of this Plan will be final and conclusive.

              (c) Any and all decisions or determinations of the Committee will be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the unanimous written consent of the members of the Committee.

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         18.  INTERPRETATION.

              (a) This Plan will be administered and interpreted so that this Plan will qualify as an "employee stock purchase plan" under Section 423 of the Code. If any pirovision of this Plan should be held invalid for purposes of an "employee stock purchase plan"or illegal for any reason, such determination will not affect the remaining provisions hereof, but instead this Plan will be construed and enforced as if such provision had never been included in this Plan.

              (b) This Plan will be governed by the laws of the State of Delaware.

              (c) Headings contained in this Plan are for convenience only and will in no manner be construed as part of this Plan.

              (d) Any reference to the masculine, feminine, or neuter gender will be a reference to such other gender as is appropriate.

         19. AMENDMENT AND DISCONTINUATION OF THIS PLAN. Either the Board or the Committee may from time to time amend or terminate this Plan or any Option; provided, however, that no such amendment may, without approval by the stockholders of the Company, (i) materially increase the benefits accruing to Participants under this Plan, (ii) materially increase the number of securities which may be issued under this Plan, or (iii) materially modify the requirements as to eligibility for participation in this Plan; and provided further, that no amendment or suspension of this Plan or any Option issued hereunder will substantially impair any Option previously granted to any Participant without the consent of such Participant.

         20. NOTICES. All notices or other communications by a Participant to the Company under or in connection with this Plan will be deemed to have been duly given when received by the Committee or when received in the form specified by the Committee at the location, or by the person designated by the Company for receipt thereof.

         21. EFFECTIVE DATE AND TERMINATION DATE. This Plan will be effective upon the Effective Date and will terminate on the earliest of the following dates:

              (a) the date the Board terminates this Plan;

              (b) the date when all Shares reserved for issuance under this Plan have been purchased; or

              (c) the date of the earlier occurrence of any of the following events:

                    (i) any transaction (which will include a series of transactions occurring within sixty days or occurring pursuant to a plan), that has the result that stockholders of the Company immediately before such transaction cease to own at least 51% of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction;

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                    (ii) approval by the stockholders of the Company of a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company will not survive and, if any entity will result from the participation of the Company in such merger, consolidation, reorganization, liquidation or dissolution, the stockholders of the Company immediately before approval of such plan will not own at least 51% of the voting stock of the entity or entities that result immediately following such transaction(unless the approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned); or

                    (iii) approval by the stockholders of the Company of a plan for the sale, lease, exchange, transfer, assignment or other disposition of all or substantially all the property and assets of the Company to an entity or entities in which the stockholders of the Company immediately before approval of such sale, lease, exchange, transfer, assignment or other disposition will not own at least 51% of the voting stock of such entity or entities immediately following such transaction (unless such plan is subsequently abandoned).

Prior to the termination of this Plan, the Company may permit a Participant to exercise the Option to purchase Shares for as many full Shares as the balance of his or her Account will allow at the Option Price. If the Participant elects to purchase Shares, the remaining balance of his or her Account will be refunded to him or her after such purchase. Notwithstanding the foregoing, upon the occurrence of an event described under Section 21(c) hereof, the holder of each Option then outstanding under the Plan will thereafter be entitled to receive on the Exercise Date upon exercise of such Option for each share as to which such Option would otherwise be exercised if this Plan was not terminated, as nearly as reasonably as determined, the cash, securities and/or property which a holder of one Share was entitled to receive upon and at the time of such transaction. The Board shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this Section 21 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such Option might thereafter be entitled to receive.

         22.      STOCKHOLDER APPROVAL.

         This Plan is subject to approval by the holders of Shares (and the holders of any other class of stock to the extent required by agreement or Code
Section 423) within 12 months before or after the date of adoption of this Plan by the Board. This Plan shall be null and void and of no effect if the foregoing condition is not fulfilled.

         23.      MISCELLANEOUS.

                  (a) LEGAL AND OTHER REQUIREMENTS. The obligations of the Company to sell and deliver the Shares under this Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not limited to, the effectiveness of a registration statement under the Securities Act of 1933 if deemed necessary or appropriate by the Company. In addition, no federal or state agency has made any finding or determination as to the fairness for public or private investment in, nor any recommendation or endorsement of, the Options or the Shares. Certificates for Shares issued hereunder may be legended as the Board shall deem appropriate.

                    (b) APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Shares pursuant to the Options will be used for general corporate purposes.

                    (c) WITHHOLDING TAXES. Upon a Disqualifying Disposition, within the meaning of Section 15(c), of any Shares received pursuant to the exercise of any Option under this Plan, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy all federal, state and local requirements as to the income tax withholding and employee contributions to employment taxes or, alternatively, in the Board's sole discretion, the Company may withhold all such amounts from other cash compensation then being paid to the Participant by the Company.

                    (d) RIGHT TO TERMINATE EMPLOYMENT. Nothing in this Plan or any agreement entered into pursuant to this Plan shall confer upon any Employee or other optionee the right to continue in the employment of the Company or any Affiliated Company or affect any right which the Company or any Affiliated Company may have to terminate the employment of such Employee or other optionee.

                                       *